UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 E. Las Olas Blvd.,

Suite 300

Fort Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 19, 2025, Alaunos Therapeutics, Inc. (the “Company”) was notified by Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has regained compliance with the continued listing requirements of the Nasdaq Capital Market.

As previously disclosed, on April 7, 2025, the Company received a notice from the Listing Qualifications staff of Nasdaq (the “Notice”) stating that the Company did not comply with the continued listing requirements of the Nasdaq Capital Market under Nasdaq Listing Rules 5550(b)(1), 5550(b)(2), or 5550(b)(3), which require, respectively, a minimum of (i) $2.5 million in stockholders’ equity, (ii) $35 million in market value of listed securities, or (iii) $500,000 of net income from continuing operations. In its Annual Report on Form 10-K for the year ended December 31, 2024, the Company reported stockholders’ equity of $2.06 million, which did not satisfy the Rule 5550(b)(1) requirement.

The Notice had no immediate effect on the Company’s listing, and the Company submitted a compliance plan within 45 calendar days, as permitted under Nasdaq rules. Based on the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, evidencing stockholders’ equity of $3.66 million, the Listing Qualifications staff of Nasdaq has determined that the Company complies with the Nasdaq Listing Rules and has confirmed the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaunos Therapeutics, Inc.

Date:	August 20, 2025	By:	/s/ Holger Weis
		Name:	Holger Weis
		Title:	Chief Executive Officer